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                                                                   July 16, 1998

Mr. Doug Teitelbaum
Bay Harbour Management, L.C.
885 Third Avenue, 34th Floor
New York, NY 10022

Dear Mr. Teitelbaum:


         We understand that Bay Harbour Management, L.C., acting for its managed accounts ("Bay Harbour"), holds $6,090,000 aggregate principal amount of 6 1/2% Convertible Subordinated Debentures due 2003 with a $1.75 conversion price (such Debentures held by Bay Harbour being referred to herein as the "Debentures") of Tops Appliance City, Inc., a New Jersey corporation (the "Company"). To induce Bay Harbour to commit to convert the Debentures into common stock, no par value per share, of the Company ("Common Stock"), the Company has agreed that Bay Harbour may convert the Debentures upon the terms set forth in this letter. Bay Harbour agrees to convert such Debentures upon such terms to the extent provided herein.

                  1. The Debentures shall be convertible into shares of Common Stock ("Conversion Stock") immediately upon approval of such conversion by the shareholders of the Company. The Company shall present the matter for approval by the shareholders on or before September 30, 1998, and shall use its best efforts to obtain such approval. Concurrently herewith, The Turchin Family Limited Partnership and The Westinghouse Pension Plan, who together hold greater than 51% of the outstanding Common Stock, have delivered to Bay Harbour letters in which they undertake to vote in favor of such approval. The conversion price of the Conversion Stock shall be $1.75 per share (the "Conversion Price"); provided that if, at any time after the date of this Agreement, the number of outstanding shares of Common Stock is (i) increased by a stock dividend or distribution payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, or (ii) decreased by a combination or reverse split of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive the benefits of such stock dividend, distribution, subdivision, split-up, combination or reverse split, the Conversion Price shall be adjusted to a new amount equal to the product of (A) the Conversion Price in effect on such record date and (B) the quotient obtained by dividing (x) the number of shares of Common Stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii)) by (y) the number of shares of Common Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

               2. Bay Harbour agrees that, promptly after the Debentures become convertible under paragraph 1 and the other conditions set forth in this letter are satisfied, it will




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Mr. Doug Teitelbaum
July 16, 1998
Page 2


convert all of the Debentures into 3,480,000 shares of Conversion Stock (subject to any antidilution adjustments under the terms of the Debentures).

               3. The Company shall pay to Bay Harbour in cash at the time of conversion all accrued and unpaid interest on the Debentures being converted through the date of conversion.

               4. The Company shall pay Bay Harbour's reasonable out-of-pocket expenses, including fees and disbursements of counsel, in connection with the conversion of the Debentures and the preparation and consummation of this letter (the "Legal Expenses"). The Company is paying, on the date hereof, a statement of Bay Harbour's counsel for estimated fees and disbursements through the date hereof.

               5. From and after the date of conversion of the Debentures and provided that Bay Harbour continues to hold at least 15% of the outstanding Common Stock, Bay Harbour shall have the right to nominate two directors to the Company's Board of Directors. The Board of Directors of the Company has duly appointed Bay Harbour's initial nominees to fill two newly created Board positions, effective upon the conversion of the Debentures as provided herein. Subject to the provisions hereof, at the time any vacancy arises in the two Board seats occupied by Bay Harbour nominees, the Company agrees to use its best efforts promptly to cause such vacancy to be filled by a new person nominated by Bay Harbour. Each individual nominated by Bay Harbour shall complete a questionnaire in the same form as has been executed by all other directors of the Company. The rights provided in this Paragraph shall be in addition to any other rights held by Bay Harbour to designate one or more directors to the Board of Directors of the Company.

               6. (a) If the Company or any of its subsidiaries shall receive, on or prior to the second anniversary of the date of this letter, a bona fide written offer (the "Offer") from a third party or parties (the "Offerors") to purchase or otherwise acquire any Designated Securities, then the Company shall, prior to accepting the Offer, make an offer (a "First Refusal Offer") to issue such Designated Securities to Bay Harbour upon the terms set forth in this paragraph 6; provided, that this paragraph 6 shall not apply to (i) any Offer received by the Company after Bay Harbour and its managed accounts no longer hold at least 15% of the outstanding Common Stock, or (ii) debt securities or equity securities having terms within a range which, not more than 60 days prior to the Company's receipt of the Offer in question, the Company proposed in writing for consideration by Bay Harbour and Bay Harbour stated in writing its lack of interest in participating in a financing in such range. The First Refusal Offer shall state that the Company proposes to issue such Designated Securities, include a copy of the Offer, disclose the name and address of the Offeror (or Offerors), and set forth such other information about the Offer and the Offeror (or Offerors) as may be available to the Company and reasonably necessary to understand the Offer.

        (b) "Designated Securities" means all (x) securities (other than convertible




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Mr. Doug Teitelbaum
July 16, 1998
Page 3

debt and other equity securities) evidencing indebtedness ("debt securities") and (y) shares of capital stock, options, warrants, or other rights to acquire such shares, and securities exchangeable or convertible into such shares or rights ("equity securities"), proposed to be issued by the Company or any subsidiary, other than:

                              (i) debt securities the proceeds of which are to
               be used for working capital purposes and the maturity of which does not exceed one year;

                              (ii) equity securities to be issued to any
               employee of, or supplier of goods or services or licensor to, the Company as full or partial consideration for employment services or under any bona fide supply, license, or similar business agreement or arrangement or under any Section 401(k) plan;

                              (iii) equity securities to be issued as full or
               partial consideration in connection with any bona fide business or asset acquisition;

                              (iv) equity securities issued as a stock dividend
               or upon any stock split or other subdivision or combination of shares of capital stock;

                              (v) debt securities issued under any revolving
               credit facility secured by collateral having a fair market value equal to at least 100% of the principal amount of such debt from time to time outstanding;

                              (vi) debt securities evidencing a mortgage
               financing secured by real estate having a fair market value equal to at least 100% of the principal amount of such debt;

                              (vii) the issuance of equity securities of the
               Company to Bay Harbour pursuant to that certain Share Purchase Agreement between the Company and Bay Harbour, dated July 15, 1998; and

                              (viii) the issuance of not more than 1,400,000
               shares of Common Stock to any third party in an arms-length transaction.

        (c) Within 20 days (the "Acceptance Period") after delivery of the First Refusal Offer, Bay Harbour may deliver a notice (an "Acceptance Notice") to the Company stating that it exercises its right to purchase or otherwise acquire, upon the terms specified in the First Refusal Offer, (i) all of the Designated Securities specified in the First Refusal Offer or (ii) if there are two or more Offerors, the specific number of Designated Securities any single Offeror offered to purchase or acquire, unless such Offerors are acting in concert and the Offer by its terms is conditioned upon the issuance to the Offerors of all Designated Securities specified in the Offer. The closing of the purchase or other acquisition, upon the terms specified in the First




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Mr. Doug Teitelbaum
July 16, 1998
Page 4



Refusal Offer, by Bay Harbour of any Designated Securities shall take place at the offices of the Company within 10 days after the end of the Acceptance Period or at such time as is set forth in the Offer; provided, however, that the Acceptance Notice may state that the purchase or acquisition of the Designated Securities specified in the Acceptance Notice (if less than all of the Designated Securities specified in the First Refusal Offer) shall be conditioned upon the issuance of any remaining Designated Securities to the Offeror, in which case such purchase or acquisition shall be subject to, and shall take place simultaneously with, such issuance to the Offeror or Offerors.

        (d) If Bay Harbour does not exercise its rights as provided in this Paragraph with respect to all of the Designated Securities specified in the First Refusal Offer, then the remaining Designated Securities may be issued to the Offeror or Offerors upon the terms set forth in the Offer, provided that such issuance is bona fide and completed within 120 days after the end of the Acceptance Period. If such issuance is not completed within such 120-day period, the restrictions set forth in this Paragraph shall again become effective in full.

               7. The Company shall cause the Conversion Stock to be registered under a shelf registration statement filed with the Securities and Exchange Commission in accordance with the provisions of the attached Annex and shall comply with its obligations set forth therein. The within registration right shall also apply to all unregistered shares of Common Stock which Bay Harbour acquires from Turchin and/or Westinghouse (collectively the "Unregistered Shares"), provided, however, that Bay Harbour shall have the right to request that the Company cause any or all of the Unregistered Shares to be registered in accordance with Annex A only on one (1) occasion upon the delivery by Bay Harbour of written notice of such request to the Company which notice shall contain the number of shares of Common Stock to be registered and the date of delivery of such notice shall be the date on which the Company's time to file such registration statement shall begin.

               8. The Company hereby represents and warrants that:

        (a) This letter has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.

        (b) The Conversion Stock has been duly authorized and, upon issuance pursuant thereto, will be validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof, and is not and will not be subject to preemptive or any other similar rights of the shareholders of the Company or others; and the Conversion Stock has been duly reserved for issuance.

        (c) The execution, delivery and performance of this letter and the issuance and delivery of the Conversion Stock does not and will not violate or conflict with (i) any applicable




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Mr. Doug Teitelbaum
July 16, 1998
Page 5


provision of law, statute, rule or regulation, or, to the knowledge of the Company, any order, judgment or decree applicable to the Company of any court, arbitrator, governmental agency or the National Association of Securities Dealers, Inc., or (ii) the Company's certificate of incorporation or bylaws.

        (d) The Company's Form 10-K for the period ending December 30, 1997, and Form 10-Q for the period ending March 31, 1998 are correct and complete and do not, as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               9. Concurrently herewith the Company is delivering to Bay
Harbour: (i) A certified resolution of the Company's Board of Directors authorizing the execution, delivery and performance of this letter and the issuance of the Conversion Stock in accordance herewith, reserving the Conversion Stock for issuance, and appointing Bay Harbour's initial nominees to the Board in accordance with Paragraph 5 above, (ii) certified copies of the Company's certificate of incorporation and bylaws, (iii) a certificate stating that the conditions specified in Paragraph 10 have been satisfied, (iv) an opinion of the Company's legal counsel as to the matters set forth in Paragraph 8(a) and (c), (v) payment in full of all Legal Expenses, and (vi) such additional certificates and other documents as Bay Harbour may reasonably request.

               10. Bay Harbour's obligation to convert the Debentures pursuant to Paragraph 2 shall be subject to the following conditions precedent:

               (a) The representations and warranties of the Company set forth in Paragraph 8 shall be true and correct as if made as of the date of conversion, as evidenced by a certificate of the Company's Chief Executive Officer to such effect; and

               (b) Such conversion shall have been duly approved by the shareholders of the Company.

               (c) The Company shall have performed or complied with all of the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing.

               (d) The Company shall have obtained all consents, approvals, orders, authorizations of, and registrations and filings with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") or NASDAQ, that are required to be obtained or made by the Company, in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of any of the transactions contemplated hereby.




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Mr. Doug Teitelbaum
July 16, 1998
Page 6

               (e) No action or proceeding by or before any Governmental Entity, or any other person shall be pending or to the Company's knowledge threatened challenging or seeking to restrain or prohibit the conversion of the Debentures or any of the other transactions contemplated by this Agreement or seeking to obtain damages from Bay Harbour (or any of its affiliates) in connection with the conversion of the Debentures or any of the other transactions contemplated by this Agreement.

               (f) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary injunction, permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the conversion of the Debentures shall be in effect.

               (g) Subsequent to March 31, 1998, there shall not have been any development which, with respect to the Company constitutes a material adverse effect upon the business, affairs, assets, operations, properties, financial position, or results of operations of the Company.

               (h) The Company shall have delivered to Bay Harbour all documents set forth in Paragraph 9 hereof.

If all of the conditions set forth in this Paragraph 10 are not satisfied within six months after the date of this letter, Bay Harbour shall have no further obligation to convert the Debentures but the remaining provisions of this letter shall remain in full force and effect.

               11. The validity and interpretation of this letter shall be governed by the laws of the State of New York. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant to this letter shall survive the conversion of the Debentures and issuance of the Conversion Stock and shall bind the successors and assigns of the parties hereto. This letter may not be changed orally, but only by an agreement in writing signed by the Company and Bay Harbour.

                                             Very truly yours,

                                             TOPS APPLIANCE CITY, INC.


                                             By: /s/ Robert G. Gross
                                                ------------------------------
                                                Name: Robert G. Gross
                                                Title: Chief Executive Officer

Confirmed:

BAY HARBOUR MANAGEMENT, L.C.



By: /s/ Douglas P. Teitelbaum
   -------------------------------------
   Name: Douglas P. Teitelbaum
   Title: Principal & Portfolio Manager






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


                                     ANNEX A


                        Registration of Conversion Stock

         Capitalized terms not defined in this Annex shall have the meanings assigned in the letter to which this Annex is attached (the "Letter").


               (a)     Mandatory Shelf Registration

               (i) The Company shall prepare and, as promptly as practicable but in no event more than 60 days after the date hereof, file with the Securities and Exchange Commission (the "SEC") a Shelf Registration Statement (as defined below) on Form S-3 which, at the time such shelf Registration Statement is declared effective by the SEC, covers the offer and resale of the Conversion Stock by a holder from time to time and the methods of distribution elected by such holder of Conversion Stock and set forth in such Shelf Registration Statement. As used herein, "register," "registered" and "registration" each refer to a registration of Conversion Stock effected by filing with the SEC a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement. "Shelf Registration" means a registration effected pursuant to this Annex. "Shelf Registration Statement" means a shelf registration statement of the Company filed with the SEC pursuant to the provisions of this Annex which covers all of the Conversion Stock, as applicable, on Form S-3 under Rule 415 under the Securities Act of 1933 (the "Securities Act"), or any similar rule that may be adopted by the SEC, amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein. "Shelf Registration Statement may include an amendment to the Company's existing amended registration statement no. 333-44229 filed with the SEC on June 16, 1998.

               (ii) The Company shall use its best efforts (x) to cause the Shelf Registration Statement to become effective as promptly as possible but in no event more than 120 days after the date hereof; provided, that if the Company determines in the good faith judgment of the Company's general counsel that the filing of a registration statement would require the disclosure of material information which the Company has a good faith business purpose for preserving as confidential and, without disclosure of such material information, the Company is unable to comply with SEC requirements, the Company shall not be required to effect a registration pursuant to this clause (ii) until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material or (B) 60 days after the Company makes such good faith determination, (y) to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by the holders of Conversion Stock for a period equal to the longer of (1) five years and (2) the period any holder of Conversion Stock is subject to any limitations on the resale thereof under Rule 144, and (z) to cause all of the Conversion Stock covered by the Shelf Registration Statement as of the effective date thereof to be listed on the NASDAQ National Market or such other principal securities

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market on which securities of the same class or series issued by the Company are then listed or traded.

               (b) Registration Procedures In connection with the Shelf Registration Statement, the Company shall:

               (i) prepare and file with the SEC a Shelf Registration Statement on Form S-3 with respect to the Conversion Stock and use its best efforts to cause such Shelf Registration Statement to become and remain effective as provided in this Annex;

               (ii) submit to the SEC, within five (5) business days after the Company learns that no review of the Shelf Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Shelf Registration Statement, as the case may be, a request for acceleration of effectiveness of the Shelf Registration Statement to a time and date not later than 48 hours after the submission of such request;

               (iii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and current and to comply with the provisions of the Securities Act with respect to the disposition of all shares covered by such Shelf Registration Statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller or sellers of such Conversion Stock.

               (iv) furnish (x) to Bay Harbour, and its legal counsel, (1) promptly after the same is prepared and publicly distributed, filed with the SEC or received by the Company, one copy of the Shelf Registration Statement and any amendment thereto, each prospectus and each amendment or supplement thereto, (2) each letter written by or on behalf of the Company to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to such Shelf Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (y) to each selling holder of Conversion Stock such number of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents, as such holder may reasonably request in order to facilitate the public sale or other disposition of the Conversion Stock owned by such holder; and

               (v) use its best efforts to register or qualify the shares of Conversion Stock covered by such Shelf Registration Statement under such other securities or blue sky or other applicable laws of such jurisdictions within the United States as each prospective seller shall reasonably request, to enable such seller to consummate the public sale or other disposition in such jurisdictions of the shares of Conversion Stock owned by such seller.

               (c) Designation of Underwriter In the case of any registration effected pursuant to this Annex, a majority in interest of the holders of Conversion Stock shall have the

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right to designate the managing underwriter in any underwritten offering.

               (d)     Cooperation by Prospective Sellers

               (i) Each prospective seller of Conversion Stock, and each underwriter designated by each such seller, will furnish to the Company such information as the Company may reasonably require from such seller or underwriter in connection with the Shelf Registration Statement (and the prospectus included therein).

               (ii) The holders holding shares of the Conversion Stock included in the registration will not (until further notice by the Company) effect sales thereof (or deliver a prospectus to any purchaser) after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus. In connection with any offering, each holder who is a prospective seller, will not use any offering document, offering circular or other offering materials with respect to the offer or sale of Conversion Stock, other than the prospectuses provided by the Company and any documents incorporated by reference therein.

               (e) Expenses All expenses incurred in complying with this Annex, including, without limitation, all registration and filing fees (including all expenses incident to filing with NASDAQ), fees and expenses of complying with securities and "blue sky" laws, printing expenses and fees and disbursements of counsel for the Company and one counsel from the holders of Conversion Stock, and the independent certified public accountants shall be paid by the Company; provided, however, that all underwriting discounts and selling commissions applicable to the Conversion Stock covered by registrations effected pursuant to this Annex shall not be borne by the Company but shall be borne by the seller or sellers of the Conversion Stock.

               (f)     Indemnification

               (i) The Company shall indemnify and hold harmless the seller of any shares of Conversion Stock registered under the Securities Act pursuant to this Annex, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act or the Securities Exchange Act of 1934 (the "1934 Act"), against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Conversion Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document prepared or furnished by the Company incident to the registration or qualification of any Conversion Stock pursuant to this Annex, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were

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made, not misleading, or any violation by the Company of the Securities Act or state securities or "blue sky" laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, such underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, the Company shall not be liable in such cases to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any registration statement under which such Conversion Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such seller or underwriter expressly for use therein.

               (ii) Each prospective seller of Conversion Stock and any underwriter acting on its behalf shall indemnify and hold harmless (in the same manner and to the same extent as set forth in (i) above) the Company, each director of the Company, each officer of the Company who shall sign the Shelf Registration Statement and any person who controls the Company within the meaning of the Securities Act or the 1934 Act, with respect to any untrue statement or omission from the Shelf Registration Statement, any preliminary prospectus or prospectus contained therein, or any amendment or supplement thereof, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or such underwriter, as the case may be, specifically for use in the preparation of the Shelf Registration Statement, preliminary prospectus, prospectus or amendment or supplement; provided that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller of Conversion Stock, to an amount equal to the net proceeds actually received by such prospective seller from the sale of Conversion Stock effected pursuant to such registration.

               (iii) Notwithstanding the foregoing provisions of this Annex, if pursuant to an underwritten public offering of Common Stock, the Company, the selling shareholders and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties thereto in connection with such offering, the indemnification provisions of paragraph (d) of this Annex shall be deemed inoperative for purposes of such offering to the extent inconsistent therewith.

               (iv) If the indemnification provided for in this Annex is unavailable or insufficient to hold harmless an indemnified party under subparagraph (i) or (ii) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to in subparagraph (i) or (ii) above (x) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the issuance and conversion of the Debentures, or (y) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above

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



but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. Notwithstanding the foregoing, no prospective seller of Conversion Stock shall be liable for an amount exceeding that set forth in the proviso to subparagraph (ii) above.

               (v) Each party entitled to indemnification under paragraph (d) of this Annex (the "indemnified party") shall give notice to the party required to provide indemnification (the "indemnifying party") promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that the counsel who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the indemnified party and shall not without the indemnified party's consent, be counsel to the indemnifying party, and the indemnified party may participate in such defense, but only at such indemnified party's expenses, and provided, further, that the omission by an indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under paragraph (d) of this Annex except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

               (g) SEC Filings and S-3 Requirements. The Company will timely file all reports required to be filed under the 1934 Act and any other material reports or documents required to be filed in order for the Company to meet the requirements for use of Form S-3 for registration of the resale of the Conversion Stock.

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